MEMORANDUM OF AGREEMENT made and entered this 24th day of October, 1997.


BY AND BETWEEN:             NORMAN A. GARDNER, Executive, of the City of Wayne,
                            Pennsylvania;

                            hereinafter referred to as

                            "EXECUTIVE"

                                  OF THE FIRST PART


AND: NOCOPI TECHNOLOGIES INC., a company incorporated under the laws of the State of Maryland,

                            hereinafter referred to as

                            "COMPANY"

                                  OF THE SECOND PART


     WHEREAS the EXECUTIVE presently serves as President and Chief Executive Officer of the COMPANY and has served the COMPANY and its predecessors continuously during the past fifteen (15) years as its principal executive; and

     WHEREAS the leadership of the EXECUTIVE has constituted a major factor in the development of the COMPANY and the COMPANY is greatly in need of the EXECUTIVE's continued leadership so that the further and uninterrupted progress of the COMPANY will be assured; and

     WHEREAS the COMPANY acknowledges and recognizes the value of the EXECUTIVE's services, including the capacity for service of special, unique and extraordinary character; and

     WHEREAS the COMPANY desires to employ, retain and make secure for itself the experience and outstanding abilities and services of the EXECUTIVE for the period of at least three (3) years from the effective date hereof and thereafter to employ, retain and make secure for the COMPANY his services in an advisory and consultative capacity for two years so as to prevent any other competitive business from securing the services of the EXECUTIVE and from utilizing the EXECUTIVE's experience, background and "know-how"; and


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     WHEREAS both parties desire to embody the terms and conditions of employment of the EXECUTIVE and of the Stock Option granted to him in connection therewith into a written agreement; and

     WHEREAS all of the terms, conditions and undertakings of this agreement, including without limitations those of the Stock Option embodied herein and the execution of this agreement, were duly fixed, stated, approved, authorized and directed for and on behalf of the COMPANY by resolution of its Board of Directors at a meeting of such Board held at the office of the COMPANY on October 7, 1997, at which a quorum of Directors was present and voted, exclusive of the EXECUTIVE, and to which resolution reference is hereby made, and which resolution by this reference is incorporated herein as though fully and at length repeated;

     NOW, THEREFORE, for valuable consideration, it is mutually agreed by and between the parties hereto as follows:

1.  EMPLOYMENT PERIOD AND DUTIES

1.1 The COMPANY agrees to and does hereby employ the EXECUTIVE as Chairman and the EXECUTIVE agrees to serve the COMPANY in such capacity for a period commencing on the effective date of this agreement and continuing for three (3) years thereafter (the "Employment Period"). This agreement shall become effective when the COMPANY will have received not less than $500,000 pursuant to a financing commitment which commitment shall be in form and substance satisfactory to Executive.

1.2 The COMPANY agrees and undertakes to nominate the EXECUTIVE as a Director of the COMPANY during each year of the Employment Period and further agrees that they will support the EXECUTIVE's nomination in the COMPANY's annual proxy statement. In addition and provided that the EXECUTIVE is elected as a Director of the COMPANY, the COMPANY agrees that it will elect the EXECUTIVE as Chairman of the Board during the Employment Period.


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2.  COMPENSATION

2.1 Subject to the provisions of Clause 2.3, the COMPANY shall pay to said EXECUTIVE, and said EXECUTIVE shall accept from the COMPANY as basic payment for his services during the Employment Period, (the "BASIC PAYMENT") compensation at the rate of One hundred seventy-five thousand and 00/100 ($175,000.00) Dollars per annum, payable in weekly or semi-monthly installments.

2.2 In addition to the BASIC PAYMENT during the Employment Period, the EXECUTIVE shall receive a sum, with respect to any fiscal year of the COMPANY during the Employment Term, in which the net income of the COMPANY before taxes and as determined solely by the firm of public accountants of the COMPANY shall exceed Two hundred and fifty thousand 00/100 ($250,000.00) Dollars equal to ten percent (10%) of such excess, the amount of any such additional sum shall not exceed One hundred twenty-five thousand 00/100 ($125,000.00) Dollars in any fiscal year.

2.3 The COMPANY and the EXECUTIVE acknowledge that as of the date of signing this agreement, the EXECUTIVE's salary as well as other salaries being paid to personnel of the COMPANY are being disbursed at reduced rates because of cash flow constraints. The COMPANY and the EXECUTIVE agree that notwithstanding the provisions of Clause 2.1 hereof that the EXECUTIVE's salary shall remain at the presently reduced rate until such time as the COMPANY's cash flow from operations is positive for two consecutive quarters at which time the EXECUTIVE's salary shall revert to the rate of One hundred seventy-five thousand 00/100 ($175,000.00) Dollars set out in Clause 2.1. The COMPANY and the EXECUTIVE acknowledge that the reduced salary of the EXECUTIVE is One hundred fifty-six thousand 00/100 ($156,000.00) Dollars per annum.

3.  EXPENSES

3.1 During the Employment Period the COMPANY will pay all reasonable business related expenses incurred by the EXECUTIVE in furtherance of or in connection with the business of the COMPANY and its subsidiaries.


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3.2 The EXECUTIVE shall be supplied with a leased car by the COMPANY provided that the annual lease monthly payments do not exceed the sum of Nine hundred 00/100 ($900.00) Dollars per month. The COMPANY shall pay or reimburse the EXECUTIVE for all operating costs of this vehicle including leasing costs (to the extent only ot the anount heretofore mentioned), insurance, maintenance, gas and oil.


4.   SERVICES

4.1 The EXECUTIVE agrees to devote his full time and efforts during the Employment Period to the business of the COMPANY and its subsidiaries, if any, and to serve as a Director and Chairman of the Board of the COMPANY, if elected as such, provided, however, that he shall be entitled to a minimum vacation period totally at least one (1) month each year which he may take, at his option, either in whole or in part, consecutively or not, in any given year, and which vacation periods shall be cumulative over the term of the Employment Period.

4.2 The EXECUTIVE shall perform his duties faithfully, diligently, and to the best of his ability during the Employment Period. These duties shall include sales and marketing activities to promote and increase sales of the COMPANY's products and services. If he is not elected as Chairman of the Board of the COMPANY, he shall be obliged to perform only such duties, services and tasks as he performed prior to his being elected, and he shall be extended by the COMPANY such courtesies, privileges and rights as are consistent with the title of Chairman of a public company of comparable size.

5.  RESTRICTIVE COVENANT

5.1 The EXECUTIVE agrees that so long as this agreement is in full force and effect, he will not, directly or indirectly, either as principal, agent, stockholder, or in any other capacity, engage in or


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


have a financial interest in, any business which is competitive to the business of the COMPANY and its subsidiaries, (except that nothing contained herein shall preclude the EXECUTIVE from purchasing or owning stock in any such business, providing that his holdings do not exceed one (1%) percent of the issued and outstanding capital stock.) For the purpose hereof, a business will be deemed competitive if it involves the production, manufacture or distribution of any product similar to those produced, manufactured or distributed by the COMPANY or any of its subsidiaries. The EXECUTIVE expressly agrees that upon a breach or violation of the foregoing provision of this agreement, the COMPANY in addition to all other remedies shall be entitled, as a matter of right, to injunctive relief in any court of competent jurisdiction.

6.  SECRET PROCESSES

6.1 The EXECUTIVE will not divulge, furnish or make accessible to any one (otherwise than in the regular course of the business of the COMPANY or any of its subsidiaries) any knowledge or information with respect to confidential or secret processes, formula, machinery, plans, devices or material of the COMPANY or any of its subsidiaries, with respect to any confidential or secret engineering, development or research work of the COMPANY or any of its subsidiaries, or with respect to any other confidential or secret aspect of the business of the COMPANY or any of its subsidiaries.

7.  DEATH

7.1 In the event of the death of the EXECUTIVE the COMPANY shall pay to his surviving spouse an amount equal to one (1) year compensation calculated on the basis of the compensation payable to the EXECUTIVE under this agreement at the date of his death. Such payments shall be made in equal monthly installments over a period of two (2) years from the date of the death of the EXECUTIVE. If the EXECUTIVE has no surviving spouse, then such amount shall be paid to the Executive's estate in a lump sum. If the Executive's spouse survives him but dies before all of the forementioned monthly payments have been made, then the balance of such payments shall be paid to the Executive's estate in a lump sum.


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8.   TERMINATION

     a) Death. Employment of the Executive hereunder shall terminate upon his death, subject to the payments to be made to his surviving spouse pursuant to Section 7 hereof.

     b) Disability. In the event that during the Employment Period the EXECUTIVE shall be disabled from rendering services hereunder as Chief Executive Officer to the COMPANY for three (3) consecutive months, the Board of Directors of the COMPANY may terminate the Employment Period after sixty
     (60) days written notice.

     c) Termination for cause. The Company may, in its sole discretion, terminate Executive's Employment Period under the following circumstances:

          (l) Executive breaches his obligations under the terms of this agreement; or

          (2) the Executive has committed an act of dishonesty, moral turpitude or theft or has breached his duties of loyalty to the Company or an act of insubordination to its Board of Directors or the Chief Executive Officer.

It is specifically understood that during the Employment Period, Executive shall not be terminated pursuant to either 8(c) (1) or (2) unless and until (a) Executive has received reasonable written notice from the Company of the applicable reasons for termination and Executive has had a reasonable opportunity to remedy such a breach of duties or act of insubordination; however, the Company may immediately terminate Executive in the event of the commission of an act of dishonesty, moral turpitude or theft.

In the event of the termination of Executive under this section 8(c) Executive's right to the compensation and benefits provided herein shall immediately terminate and/or cease to accrue, provided, however, that Executive shall receive (i) the unpaid portion, if any, of his base salary computed on a pro-rated basis to the date of termination of employment and (ii) any unpaid accrued benefits owed to the Executive in accordance with the term of any Plan or Program in which he is a participant.

     d) Termination other than for cause. The Company may terminate the employment of Executive during the Employment Period for reasons other than those enumerated in Section 8(c); however, in such event the Company shall be liable to Executive for compensation for the remainder of the Employment Period and, to the extent not inconsistent with applicable law and/or the terms and conditions of any Plan or Program, all other remaining benefits shall continue to accrue until the end of the Employment Period, which shall constitute the full liquidated damages to which Executive is entitled.

     e) In the event of termination of this agreement for any reason other than death, Executive shall be entitled to purchase any life insurance policies on his life then owned by the Company for the cash value thereof or, if such policies have no cash value, upon payment of $100.


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9.  STOCK OPTION

9.1 As a further inducement to the EXECUTIVE to enter into this agreement and to provide a means of enhancing the EXECUTIVE's proprietary interest in the COMPANY and to increase the EXECUTIVE's incentive, the COMPANY hereby grants to the EXECUTIVE the right and option to purchase from the COMPANY up to two hundred thousand (200,000) shares of its par value common stock, exercisable upon the following terms and conditions and in accordance with the amended and restated non-qualified Stock Option Plan of the COMPANY:

     a) The option price shall be one hundred and fifty (150%) percent of the highest price at which said common stock is sold on the open market on the date that the execution of this agreement was authorized by the Board of Directors;

     b) Subject to the provisions hereof, this option shall be exercisable as follows:

          (i) After the expiration of one (1) year from the effective date hereof this option may be exercised with respect to all or any part of one hundred thousand (100,000) of the said two hundred thousand (200,000) shares;

          (ii) After the expiration of two (2) years from the effective date hereof, this option may be exercised with respect to all or any part of two hundred thousand (200,000) of the said two hundred thousand (200,000) shares less such number of shares as may have been taken down by the EXECUTIVE hereunder prior thereto;


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     c)   This option shall not be transferable by the Executive otherwise than by will or the laws of descent and distribution, and shall be exercisable during his lifetime only by him (and in no event later than eight (8) years from the effective date hereof);

     d) In the event of the death of the EXECUTIVE, this option may be exercised by the estate of the EXECUTIVE or by any person who hereafter acquires the right to exercise such option by bequest or inheritance or by reason of the death of the EXECUTIVE, within the period of two (2) years after the date of death or such shorter period as may then be required under applicable provisions of the United States Internal Revenue Code relating to Stock Options;

     e) Subject to the requirements for restricted stock options of the United States Internal Revenue Code, as now in effect or as hereafter amended:

          (i) In case the COMPANY shall hereafter declare or pay to the holders of its par value common stock a dividend or dividends in stock of the COMPANY, the EXECUTIVE upon any purchase thereafter of Option Shares as herein provided, shall be entitled, without additional payment, to receive in addition to the Option Shares purchased such additional share or shares of stock, disregarding fractions, as the EXECUTIVE would have received in the form of such dividend or dividends if, on the effective date hereof, he had been the holder of record of the Option Shares purchased and had continued to hold such shares and all shares received as stock dividends;

          (ii) In case the shares of outstanding par value common stock of the COMPANY shall be reclassified or changed into the same or a different number of shares of the same or a different class, then the appropriate number of shares, disregarding fractions, resulting from such reclassification or change shall be substituted for the Option Shares for all purposes hereof;

          (iii) In case pursuant to any reorganization or recapitalization of the COMPANY, or its liquidation or partial liquidation or spin-off, voluntary or otherwise, or its consolidation or merger into or with another corporation, or the sale,


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               conversion, lease or other transfer by the COMPANY of all or substantially all of its property, pursuant to which the then outstanding shares of par value common stock of the COMPANY become exchangeable for other shares of stock, the EXECUTIVE, upon his purchase of Option Shares pursuant to the terms hereof, shall be entitled to receive in lieu of the shares of stock of the COMPANY to which he would otherwise be entitled, the shares of stock, disregarding fractions, which the EXECUTIVE would have received upon such reorganization, recapitalization, liquidation, partial liquidation, spin-off, consolidation, merger, or transfer, if immediately prior thereto he had owned the shares of stock of the COMPANY at that time issuable to him pursuant to such purchase and had exchanged such shares, disregarding fractions, in accordance with terms of such reorganization, recapitalization, liquidation, partial liquidation, spin-off, consolidation, merger, or transfer;

          f) This option shall be exercised by written notice or notices delivered to the COMPANY's principal place of business;

          g) Delivery of the certificates representing the shares of stock as to which this option shall be exercised at any given time, shall be made promptly after receipt of such notice by the COMPANY against the payment of the purchase price of the shares with respect to which the option is exercised at such time;

          h) The EXECUTIVE, on behalf of himself, his legal representative and any other person who may become entitled to act hereunder by reason of the EXECUTIVE's death, undertakes and agrees that, in conjunction with each purchase of stock hereunder, the purchaser will deliver to the COMPANY his written representation that such shares are being purchased with the then present intention of holding the same for investment and not with a view to the distribution thereof;

          i) Nothing contained in this Agreement is intended, or shall be construed, to deprive the EXECUTIVE of the full benefits of this option for two hundred thousand


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               (200,000) shares in the event of the discharge of the EXECUTIVE by the COMPANY or other reach of this agreement by the COMPANY;

          j) The COMPANY agrees that it now holds and will hold available a sufficient number of shares of its par value common stock to satisfy the requirements of this option;

          k) It is specifically understood that the Stock Option hereby granted to the EXECUTIVE is instead of, and meant to be a replacement of any stock options heretofore granted by the COMPANY to the EXECUTIVE.


10. EXECUTIVE'S RIGHTS UNDER CERTAIN PLANS

10.1 The COMPANY agrees that nothing contained herein is intended to or shall be deemed to be granted to the EXECUTIVE in lieu of any rights and privileges which the EXECUTIVE may be entitled to as an employee of the COMPANY under any retirement, pension, insurance, hospitalization, or other plans which may now be in effect or which may hereafter be adopted, it being understood that the EXECUTIVE shall have the same rights and privileges to participate in such plans or benefits as any other employee.

11. SUCCESSORS, ETC. OF THE COMPANY

11.1 This agreement shall inure to the benefit of and be binding upon the COMPANY, its successors and assigns, including without limitation any person, partnership or corporation which may acquire all or substantially all of the COMPANY's asets and business, or into which the COMPANY may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation or transfer, and the EXECUTIVE, his heirs, assigns, executors and personal representatives.


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12. ENTIRE AGREEMENT

12.1 The parties hereto agree that this agreement supersedes any employment agreement between the EXECUTIVE and the COMPANY and contains the entire understanding and agreement between the parties and cannot be amended, modified or supplmented in any respect, except by a subsequent written agreement entered into by both parties hereto.

13. APPLICABLE LAW

13.1 This Agreement shall be construed according to the laws of the State of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement the day and year first above mentioned.


                                            NOCOPI TECHNOLOGIES, INC.


                                            Per:
                                                 ------------------------------

                                            NORMAN A. GARDNER



                                            Per:
                                                 ------------------------------


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